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                                                                  Exhibit 23.01
                                                                  -------------

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 of At Home Corporation pertaining to the Worldprints.com International, Inc. 1999 Stock Incentive Plan, of our report dated January 20, 2000, with respect to the consolidated financial statements and schedule of At Home Corporation, included in its Annual Report on Form 10-K for the year ended December 31, 1999, filed with the Securities and Exchange Commission.



                                              /s/ ERNST & YOUNG LLP
San Jose, California
April 6, 2000